EXHIBIT 10.19

           FIRST AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTE
                                    AND
                         LOAN MODIFICATION AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTE AND LOAN MODIFICATION AGREEMENT (this "Amendment"), is dated effective as of March 28, 2001, and is made by JAMES E. ACRIDGE ("Acridge"), and GIANT INDUSTRIES, INC., a Delaware corporation ("Giant").

                                  RECITALS:

     A. Under an Agreement dated as of September 17, 1998, by and between Acridge and Giant, as modified by the Modification Agreement, dated as of December 23, 1998, by and between Acridge and Giant, as modified by the Amended and Restated Loan Agreement, dated as of March 20, 2000, by and between Acridge and Giant, as modified by the Loan Modification Agreement, dated as of February 28, 2001, by and between Acridge and Giant, (collectively, the "Loan Agreement"), Giant has made a loan to Acridge in the original principal amount of $5,000,000.00 (the "Loan").

     B.    In connection with the Loan, Acridge executed a Promissory
Note, dated as of September 17, 1998, in the stated principal amount of $4,000,000.00, in favor of Giant, as modified by the Amended and Restated Promissory Note, dated as of December 23, 1998, in the total principal amount of $5,000,000.00, executed by Acridge in favor of Giant, as further modified by the Amended and Restated Promissory Note, dated as of March 10, 2000, in the total principal amount of $5,000,000.00, executed by Acridge in favor of Giant, as further modified by the Amended and Restated Promissory Note, dated as of February 28, 2001, in the total principal amount of $5,000,000.00, executed by Acridge in favor of Giant (collectively, the "Note").

     C. Acridge is the sole owner of 100% of the membership interests of Pinnacle Rodeo, L.L.C., an Arizona limited liability company ("Rodeo"), which is the sole member of Pinnacle Rawhide, L.L.C., an Arizona limited liability company ("Rawhide").

     D. The Loan is secured by the collateral described in the Pledge and Security Agreement, dated effective as of March 10, 2000, by and among Acridge, Rodeo and Giant, as modified by the First Amendment to Pledge and Security Agreement, dated as of March 9, 2001, by and among Acridge, Rodeo and Giant, and a separate Pledge and Security Agreement, dated effective the date hereof, by Acridge in favor of Giant (the "New Pledge Agreement") whereby, among other things, for additional consideration, Acridge pledged to Giant all of his membership interests in Rodeo (collectively, the "Pledge Agreements").

     E.    Acridge and Giant desire to further amend the Loan
Agreement and the Note to memorialize certain agreements made between them in connection with the Loan and with the entering into of the New Pledge Agreement of even date herewith.

                                 AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. AMENDMENT OF NOTE. The Note is amended to include the following as events of default:

                (i) Either Rodeo or Rawhide fails to comply with or perform when due, any term, obligation, covenant or condition contained in any agreement with any third parties, including any promissory notes due by Rodeo or Rawhide to Western Town, L.L.C., an Arizona limited liability company, Hirsch Investment Co., LLC, an Arizona limited liability company, or any other creditor of Rodeo or Rawhide.

                (ii) Acridge fails to comply with or perform when due any term, obligation, covenant or condition contained in the New Pledge Agreement.

                (iii) The sale or transfer to a third party of any portion of the real property owned by Rawhide, which real property is described as:

                   The Northwest Quarter of Section 14, Township
                   4 North, Range 4 East of the Gila and Salt
                   River Base and Meridian, Maricopa County, Arizona;

                   EXCEPT therefrom the North 55 feet; and,

                   EXCEPT the East 40 feet; and,

                   EXCEPT the West 55 feet; and

                   EXCEPT the South 40 feet.

2. CONDITIONS PRECEDENT TO EXTENSION. The parties anticipate entering into further amendments to the Note, Loan Agreement and Pledge Agreements on or before March 28, 2001 to extend the maturity date of the Loan from March 28, 2001 to March 28, 2003 (the "Extension"). The parties have agreed to a number of conditions precedent to effecting the Extension. These conditions include the following:

     2.1 Acridge shall have paid, or otherwise satisfied in full, all accrued but unpaid interest under the Loan from January 1, 1999 through March 28, 2001;

     2.2     Acridge and Giant shall have executed the New Pledge Agreement;

     2.3 Giant and Acridge shall have consummated the real property transaction whereby a trust controlled by Acridge shall have sold to Giant a parcel of land containing approximately 40 acres, located at 9540 East Jomax Road in Scottsdale, Arizona; and

     2.4 Giant shall have released to the public Giant's earnings for the 2000 fiscal year.

3. ACKNOWLEDGEMENT OF CONSIDERATION. Acridge acknowledges that he has benefited from the extension of the maturity date of the Loan from February 28, 2001 to March 28, 2001, and will further benefit from the further Extension of the maturity date of the Loan. Accordingly, Acridge acknowledges that he has received valuable consideration in the form of the aforesaid. Acridge acknowledges the receipt and sufficiency of adequate consideration for the entering into of this Amendment and agrees that all of the terms and conditions of this Amendment are fully binding upon him as set forth herein.

4. PRESERVATION CLAUSE. Except as herein provided, all terms and conditions of the Note, the Loan Agreement and the Pledge Agreements shall remain in full force and effect, and the parties hereby ratify and confirm the enforceability of the Note, the Loan Agreement and the Pledge Agreements. Nothing contained in this Amendment shall be deemed a waiver of or limit any of the rights or remedies that Giant may have against Acridge or of any of Giant's rights and remedies arising out of the Note, the Loan Agreement and the Pledge Agreements, and Giant specifically reserves, and shall have, all rights and remedies available to Giant under the law or as provided in such documents, as modified by this Amendment.

5. COUNSEL; INTERPRETATION. Each party acknowledges that it was represented by legal counsel (or had the opportunity to be represented by independent legal counsel) in connection with this Agreement and that each of them and their counsel have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or any exhibits hereto or thereto. Acridge further acknowledges that he has been advised, and has had the opportunity, to seek the advice of independent counsel.


            [The parties' signatures appear on the following page.]

          IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered as of the date first above written.

ACRIDGE:

/s/ JAMES E. ACRIDGE
-----------------------------
James E. Acridge

Address:
23733 N. Scottsdale Road
Scottsdale, Arizona 85255
Facsimile:___________________
Attn: _______________________

GIANT:

GIANT INDUSTRIES, INC., a Delaware
corporation

By: /s/ MARK B. COX
Name: MARK B. COX
------------------------------
Title: VP TREASURER
------------------------------

Address:
23733 N. Scottsdale Road
Scottsdale, Arizona 85255
Facsimile:
_____________________________
Attn:
_____________________________